UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2020

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)     On May 26, 2020, Beasley Broadcast Group, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b)    At the Annual Meeting:

(1)	The stockholders voted to elect each of the nine nominees for director.
(2)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.
(3)	The stockholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

The voting results for each proposal are reported below.

Election of Directors

	For	Withheld	Broker Non-votes
By Holders of Class A Common Stock
Michael J. Fiorile	5,654,897	846,047	2,250,966
Mark S. Fowler	5,580,163	920,781	2,250,966

By Holders of All Classes of Common Stock
Brian E. Beasley	171,244,337	1,884,037	2,250,966
Bruce G. Beasley	171,247,952	1,880,422	2,250,966
Caroline Beasley	171,284,797	1,843,577	2,250,966
George G. Beasley	171,243,794	1,884,580	2,250,966
Peter A. Bordes, Jr.	172,275,069	853,305	2,250,966
Leslie Godridge	172,348,568	779,806	2,250,966
Allen B. Shaw	172,221,826	906,548	2,250,966

Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-votes
171,967,417	1,127,822	33,134	2,250,967

Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
175,224,729	131,106	23,505	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 27, 2020	By: /s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer

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